SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for the Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       BROOKDALE LIVING COMMUNITIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)      Title of each class of securities to which transactions applies:

              ------------------------------------------------------------------

     (2)      Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

     (4)      Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

     (5)      Total fee paid:

              ------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount Previously Paid:

              ------------------------------------------------------------------

     (2)      Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------

     (3)      Filing Party:

              ------------------------------------------------------------------

     (4)      Date Filed:

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







                    [Brookdale Living Communities, Inc. logo]


Michael W. Reschke
Chairman of the Board




                                                              April 19, 1999





Dear Stockholder:

         You are cordially invited to attend the second Annual Meeting of Stockholders (the "Meeting") of Brookdale Living Communities, Inc. (the "Company") to be held on Thursday, May 20, 1999 at 10:00 a.m., local time, at 35 West Wacker Drive, 35th Floor, Conference Room A, Chicago, Illinois.

         The purpose of the Meeting is to consider  and vote upon  proposals  to
(i) elect two directors, (ii) ratify the appointment of the Company's independent auditors, (iii) approve the Company's 1999 Stock Incentive Plan and
(iv) transact such other business as may properly come before the Meeting. Additional information with respect to these matters is set forth in the enclosed Proxy Statement.

         Whether or not you plan to attend the Meeting and regardless of the number of shares you own, it is important that your shares be represented at the Meeting. Therefore, after you read the enclosed Proxy Statement, I urge you to mark, date, sign and promptly return the enclosed Proxy Card to ensure that your vote will be recorded on the business matters to be considered at the Meeting.

         The Board of Directors appreciate your investment and your interest in the Company. I look forward to your participation in the Meeting.



                                                          /s/ Michael W. Reschke

                                                          Michael W. Reschke
                                                          Chairman of the Board

                       BROOKDALE LIVING COMMUNITIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 20, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), will be held at 35 West Wacker Drive, 35th Floor, Conference Room A, Chicago, Illinois, on Thursday, May 20, 1999, at 10:00 a.m., local time, to consider and take action on the following matters:

         1.      To elect two Class II directors for a term of three years each;

         2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999;

         3. To approve the 1999 Stock Incentive Plan authorizing the grant to directors, executive officers and other key employees of options to purchase up to 200,000 shares of Common Stock of the Company; and

         4. To transact such other business as may properly come before the Meeting and at any adjournment(s) thereof.

         Stockholders of record at the close of business on April 12, 1999 shall be entitled to notice of, and to vote at, the Meeting.

                                             By order of the Board of Directors,


                                             /s/ Robert J. Rudnik

                                             Robert J. Rudnik, Secretary

April 19, 1999


IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN
PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND RETURN IT
PROMPTLY IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR
CONVENIENCE.

                       Brookdale Living Communities, Inc.
                              77 West Wacker Drive
                                   Suite 4400
                             Chicago, Illinois 60601
                                -----------------

                                 PROXY STATEMENT
                                     FOR THE
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 20, 1999

         The enclosed proxy is solicited by and on behalf of the board of directors (the "Board of Directors" or the "Board") of Brookdale Living Communities, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 35 West Wacker Drive, 35th Floor, Conference Room A, Chicago, Illinois on May 20, 1999 at 10:00 a.m., local time, and at any adjournments thereof. It is anticipated that this Proxy Statement will be mailed to stockholders on or about April 19, 1999.

                  DESCRIPTION OF THE PROXY; PROXY SOLICITATION

         If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE BOARD OF DIRECTORS' TWO NOMINEES AS CLASS II DIRECTORS FOR A TERM OF THREE YEARS EACH, (II) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999 AND (III) FOR APPROVAL OF THE 1999 STOCK INCENTIVE PLAN. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

         The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company may use the services of its directors, officers and regular employees to solicit proxies, personally or by telephone. Those persons will not be compensated specially for such services. The Company will also request that brokers, banks, custodians, nominees, and fiduciaries holding shares of stock in their names or the names of their nominees forward proxy material to and obtain proxies from the beneficial owners of such shares held of record by such persons. The Company will reimburse such holders for reasonable out-of-pocket expenses incurred by them in connection with such solicitation. The

Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in solicitation of proxies at a fee of $3,000, plus reimbursement of out-of-pocket expenses.

                            QUORUM AND VOTE REQUIRED

         Only stockholders of record at the close of business on April 12, 1999 (the "Record Date") are entitled to vote at the Meeting or any adjournment thereof. A list of all stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose reasonably related to the Meeting during ordinary business hours for a period of 10 days prior to the Meeting at the Company's principal executive office at 77 West Wacker Drive, Suite 4400, Chicago, Illinois. On the Record Date, 11,572,082 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), were outstanding. Each share of Common Stock entitles the owner to one vote. The Company's Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

         The presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of Common Stock will constitute a quorum at the Meeting. Abstentions and broker non-votes (which occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) are counted for purposes of determining the presence or absence of a quorum at the Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and, therefore, have the same effect as negative votes on such proposals by increasing the number of votes cast on such proposals. Broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders.

         A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) BY WRITING TO BROOKDALE LIVING COMMUNITIES, INC., 77 WEST WACKER DRIVE, SUITE 4400, CHICAGO, ILLINOIS 60601, ATTENTION: INVESTOR RELATIONS. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

                    PRINCIPAL SECURITY HOLDERS OF THE COMPANY

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of March 31, 1999 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director of the Company; (iii) the Chairman of the Board, the President and Chief Executive Officer and each of the four other persons who were the most highly compensated executive officers of the Company in 1998 (the "named executive officers"); and (iv) all directors and executive officers of the Company as a group.

                                                            Common Stock
                                                            ------------
                                                   Amount and Nature
                                                     of Beneficial    Percent of
Name and Address of Beneficial Owner(1)               Ownership(2)       Class
---------------------------------------               ------------       -----
The Prime Group, Inc.(3)...........................     4,044,350        34.9%
Delaware Management Holdings, Inc.(4)..............       968,372         8.4
Becker Capital Management, Inc.(5).................       709,250         6.1
Michael W. Reschke(6)..............................     4,112,350        35.3
Mark J. Schulte(7).................................       418,707         3.6
Darryl W. Copeland, Jr.(8).........................       272,000         2.3
Wayne D. Boberg(9).................................         5,833           *
Dr. Bruce L. Gewertz(10)...........................         2,533           *
Darryl W. Hartley-Leonard(11)......................         5,333           *
Daniel J. Hennessy(12).............................        30,133           *
Robert J. Rudnik(13)...............................       143,534         1.2
Matthew F. Whitlock(14)............................        13,775           *
Mark J. Iuppenlatz(15).............................         8,750           *
Executive officers and directors
     as a group (14 persons)(16) ..................     5,038,948        42.2

------------------
*   Less than 1%.
(1) All of the directors and executive officers of the Company may be contacted c/o Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601.
(2) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person (which includes shares as to which such person has the right to acquire voting and/or investment power within 60 days) as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(3) Includes shares of Common Stock held by The Prime Group, Inc. and certain affiliates of The Prime Group, Inc., 100,000 shares of Common Stock subject to an option to purchase held by Darryl W. Copeland, Jr. pursuant to the Stock Option and Deposit Agreement between The Prime Group, Inc. and Mr. Copeland, 25,000 shares that Mr. Copeland has agreed to purchase from Prime Group III, L.P. pursuant to the Stock Purchase Agreement and Agreement Concerning Option Shares among The Prime Group, Inc., Prime Group VI, L.P. and Mr. Copeland and the Assumption Agreement between Prime Group VI, L.P. and Prime Group III, L.P. and 12,500 shares subject to an option to purchase held by Blackacre Bridge Capital L.L.C. pursuant to the Stock Option Agreement between The Prime Group, Inc. and Blackacre Bridge Capital L.L.C. The address of The Prime Group, Inc. is 77 West Wacker Drive, Suite 4200, Chicago, Illinois 60601.
(4)      Based on a  Schedule  13G  filed  with the SEC on  February  8, 1999 by
         Delaware Management Holdings, Inc. and certain of its affiliates ("DMHI"). The Schedule 13G indicates that DMHI beneficially owns 968,372 shares of Common Stock. The address of DMHI is 2005 Market Street, Philadelphia, Pennsylvania 19103.
(5) Based on a Schedule 13G filed with the SEC on February 11, 1999 by Becker Capital Management, Inc. ("BCMI"). The Schedule 13G indicates that BCMI beneficially owns 709,250 shares of Common Stock. The
         Schedule 13G indicates that the Common Stock is owned by advisory clients of BCMI and BCMI disclaims beneficial ownership of the Common Stock. The address of BCMI is 1211 SW Fifth Avenue, Suite 2185, Portland, Oregon 97204.
(6) Includes 4,044,350 shares of Common Stock held by The Prime Group, Inc. and certain of its affiliates (including 100,000 shares subject to an option to purchase held by Darryl W. Copeland, Jr. pursuant to the Stock Option and Deposit Agreement between The Prime Group, Inc. and Mr. Copeland, 25,000 shares that Mr. Copeland has agreed to purchase from Prime Group III, L.P. pursuant to the Stock Purchase Agreement and Agreement Concerning Option Shares among The Prime Group, Inc., Prime Group VI, L.P. and Mr. Copeland and the Assumption Agreement between
         Prime Group VI, L.P. and Prime Group III, L.P. and 12,500 shares subject to an option to purchase held by Blackacre Bridge Capital L.L.C. pursuant to the Stock Option Agreement between The Prime Group, Inc. and Blackacre Bridge Capital L.L.C.) and 68,000 shares issuable upon the exercise of stock options held by Mr. Reschke that are exercisable as of or within 60 days of March 31, 1999. Mr. Reschke is the Chairman, Chief Executive Officer and President of The Prime Group, Inc.
(7) Includes 321,707 shares of Common Stock held directly by Mr. Schulte and 97,000 shares issuable upon the exercise of stock options held by Mr. Schulte that are exercisable as of or within 60 days of March 31, 1999.
(8) Includes 12,000 shares of Common Stock held directly by Mr. Copeland, 100,000 shares subject to an option to purchase held by Mr. Copeland pursuant to the Stock Option and Deposit Agreement between The Prime Group, Inc. and Mr. Copeland, 25,000 shares that Mr. Copeland has agreed to purchase from Prime Group III, L.P. pursuant to the Stock Purchase Agreement and Agreement Concerning Option Shares among The Prime Group Inc., Prime Group VI, L.P. and Mr. Copeland and the Assumption Agreement between Prime Group VI, L.P. and Prime Group III, L.P. and 135,000 shares issuable upon the exercise of stock options held by Mr. Copeland that are exercisable as of or within 60 days of March 31, 1999.
(9) Includes 2,500 shares of Common Stock held directly by Mr. Boberg and 3,333 shares issuable upon the exercise of stock options held by Mr. Boberg that are exercisable as of or within 60 days of March 31, 1999.
(10) Includes 866 shares of Common Stock held directly by Dr. Gewertz and 1,667 shares issuable upon the exercise of stock options held by Dr. Gewertz that are exercisable as of or within 60 days of March 31, 1999.
(11) Includes 2,000 shares of Common Stock held directly by Mr. Hartley-Leonard and 3,333 shares issuable upon the exercise of stock options held by Mr. Hartley-Leonard that are exercisable as of or within 60 days of March 31, 1999.
(12) Includes 27,966 shares of Common Stock held directly by Mr. Hennessy, 500 shares held in custodial accounts for which Mr. Hennessy serves as custodian and 1,667 shares issuable upon the exercise of stock options held by Mr. Hennessy that are exercisable as of or within 60 days of March 31, 1999.
(13) Includes 127,284 shares of Common Stock held directly by Mr. Rudnik and 16,250 shares issuable upon the exercise of stock options held by Mr. Rudnik that are exercisable as of or within 60 days of March 31, 1999.
(14) Includes 1,025 shares of Common Stock held directly by Mr. Whitlock and 12,750 shares issuable upon the exercise of stock options held by Mr. Whitlock that are exercisable as of or within 60 days of March 31, 1999.
(15)     Mr. Iuppenlatz resigned from the Company effective August 31, 1998.
(16) Includes 4,674,448 shares of Common Stock held directly or indirectly by executive officers and directors as a group (including 4,044,350 shares of Common Stock held directly by The Prime Group, Inc. and its affiliates) and 364,500 shares issuable upon the exercise of stock options held by executive officers and directors as a group that are exercisable as of or within 60 days of March 31, 1999.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Company's Restated Certificate of Incorporation provides for a minimum of two directors and a maximum of 11 directors. The Board of Directors currently consists of seven members. The Board of Directors is divided into three classes, each class consisting of approximately one-third of the total number of directors. Class I directors consist of Mr. Reschke and Dr. Gewertz; Class II directors consist of Messrs. Hartley-Leonard and Copeland; and Class III directors consist of Messrs. Schulte, Boberg and Hennessy. The Board of Directors proposes the election of two Class II directors at the Meeting, each to hold office for a three-year term until the 2002 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Class III and Class I directors will be elected at the Annual Meetings to be held in 2000 and 2001, respectively, for three-year terms, and until their respective successors are duly elected and qualified.

It is intended that the shares of Common Stock underlying the accompanying form of Proxy will be voted for the nominees for Class II director set forth below, each of whom is currently a Class II director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director. The following sets forth certain information with respect to each nominee for Class II director and also with respect to each Class I and Class III director.



Nominees for Election

                                                                      Year Term
                                                                      of Office       Served as a
Name                                        Age    Director Class    Will Expire    Director Since
----                                        ---    --------------    -----------    --------------
Darryl W. Copeland, Jr....................   39       Class II           1999             1997
Darryl W. Hartley-Leonard.................   53       Class II           1999             1997


         Darryl W. Copeland, Jr. Darryl W. Copeland, Jr. has served as Executive Vice President and a director of the Company since May 1997 and as Chief Financial Officer of the Company since May 1998. From March 1997 to May 1997, Mr. Copeland was a consultant to The Prime Group, Inc.'s Senior Housing
Division. From August 1989 to February 1997, Mr. Copeland was employed by Donaldson, Lufkin & Jenrette Securities Corporation as an investment banker, most recently serving as Senior Vice President in the Health Care and Leveraged Finance groups.

         Darryl W. Hartley-Leonard. Darryl W. Hartley-Leonard has served as a director of the Company since May 1997. Mr. Hartley-Leonard is Chairman of the Board and Chief Executive Officer of Production Group International, Inc., an event production agency, Chairman of the Board and Partner of Metropolitan Hotel Corporation, a hotel company in the long term stay/suite hotel business directed at the upscale market, a founding partner of H-LK Partners, a hotel development and management company, and Chairman of the Board and Partner of Cohabaco Cigar Co., a nationwide cigar distribution company. Mr. Hartley-Leonard retired as Chairman of the Board of Hyatt Hotels Corporation in 1996 after a 32-year career with Hyatt and its diversified affiliates. Mr. Hartley-Leonard also serves on the Board of Directors of LaSalle Partners, The United States Committee for UNICEF and Evanston Northwestern Healthcare.

         Directors are elected by a plurality vote (i.e., the two nominees receiving the greatest number of votes will be elected) of the holders of the shares of Common Stock present or represented and entitled to vote at the Meeting.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR REELECTION OF MR. COPELAND AND MR. HARTLEY-LEONARD AS CLASS II
DIRECTORS OF THE COMPANY WITH THREE-YEAR TERMS EXPIRING IN 2002.



Continuing Class I and Class III Directors

                                                                        Year Term
                                                                        of Office        Served as a
Name                                        Age     Director Class     Will Expire     Director Since
----                                        ---     --------------     -----------     --------------
Michael W. Reschke........................  43         Class I             2001             1997
Mark J. Schulte...........................  45        Class III            2000             1997
Wayne D. Boberg...........................  46        Class III            2000             1997
Bruce L. Gewertz..........................  49         Class I             2001             1997
Daniel J. Hennessy........................  41        Class III            2000             1997


         Michael W. Reschke. Michael W. Reschke has served as Chairman of the Board and a director of the Company since May 1997. Mr. Reschke founded The Prime Group, Inc. in 1981 and, since that time, has served as The Prime Group, Inc.'s Chairman, Chief Executive Officer and President. For the last 18 years, Mr. Reschke has directed and managed the development, finance, construction, leasing, marketing, acquisition, renovation and property management activities of The Prime Group, Inc. and its affiliates ("Prime Group"). Mr. Reschke also is Chairman of the Board and a director of Prime Retail, Inc. (NYSE: PRT), a publicly traded real estate investment trust involved in the ownership, acquisition, development and management of factory outlet centers and the successor in interest to the former retail division of Prime Group. In addition, Mr. Reschke is Chairman of the Board and a director of Prime Group Realty Trust (NYSE: PGE), a publicly traded real estate investment trust involved in the ownership, acquisition, development and management of office and industrial buildings and the successor in interest to the former office and industrial divisions of Prime Group. Mr. Reschke is also a member of the Board of Directors of Horizon Group Properties, Inc. (NASDAQ: HGPI), a publicly traded corporation involved in the ownership, acquisition, development and management of factory outlet centers. Mr. Reschke is licensed to practice law in the State of Illinois and is a certified public accountant. Mr. Reschke is a member of the Chairman's Round Table and the Executive Committee of the National Realty Committee, as well as a full member of the Urban Land Institute. Mr. Reschke also serves on the Board of Visitors of the University of Illinois Law School.

         Mark J. Schulte. Mark J. Schulte has served as President and Chief Executive Officer and a director of the Company since May 1997. From January 1991 to May 1997, Mr. Schulte was employed by The Prime Group, Inc. in its Senior Housing Division, most recently serving as Executive Vice President, with primary responsibility for overseeing all aspects of Prime Group's Senior Housing Division. Prior to joining The Prime Group, Inc., Mr. Schulte had 13 years of experience in the development and operation of multi-family housing, senior housing, senior and assisted living and health care facilities. Mr. Schulte is licensed to practice law in the State of New York. Mr. Schulte serves on the Executive Committee of the American Seniors Housing Association.

         Wayne D. Boberg. Wayne D. Boberg has served as a director of the Company since May 1997. Mr. Boberg is licensed to practice law in the State of Illinois and has been a partner of the law firm of Winston & Strawn since 1985, specializing in the representation of corporate clients in connection with debt and equity financings and acquisitions. Mr. Boberg serves on the Board of Visitors of the Indiana University School of Law.

         Dr. Bruce L. Gewertz. Dr. Bruce L. Gewertz has served as a director of the Company since May 1997. Dr. Gewertz has served as The Dallas B. Phemister Professor and Chairman, Department of Surgery since 1992, and served as the first Faculty Dean of Medical Education from 1989 to 1992, at the University of Chicago Pritzker School of Medicine. Dr. Gewertz is Editor of the Journal of Surgical Research and serves on the Editorial Board of Annals of Vascular Surgery.

         Daniel J. Hennessy. Daniel J. Hennessy has served as a director of the Company since May 1997. Mr. Hennessy co-founded Code, Hennessy & Simmons, Inc., a Chicago based private equity investment firm, in August 1988 and, since that time, has served as a partner.

    Information Regarding Meetings and Committees of the Board of Directors

         The Company's Board of Directors has established an Audit Committee, an Executive Committee, a Compensation Committee and a Committee of Independent Directors.

         Audit Committee. The members of the Audit Committee consist of Dr. Gewertz and Messrs. Boberg, Hartley-Leonard and Hennessy. The Audit Committee, among other things, makes recommendations concerning the engagement of independent auditors, reviews the results and scope of the annual audit and other services provided by the Company's independent auditors and reviews the adequacy of the Company's internal accounting controls.

         Executive Committee. The members of the Executive Committee consist of Messrs. Reschke, Schulte and Copeland. The Executive Committee has been granted certain authority to acquire and dispose of real property and the power to authorize, on behalf of the Board of Directors, the execution of certain contracts and agreements, including those related to certain borrowings by the Company. The Executive Committee generally meets monthly (or more frequently if necessary) and all actions by the committee are reported at the next meeting of the Board of Directors.

         Compensation Committee. The members of the Compensation Committee consist of Dr. Gewertz and Messrs. Hartley-Leonard and Hennessy. The Compensation Committee makes recommendations to the full Board of Directors concerning salary and bonus compensation and benefits for executive officers of the Company. In addition, the Compensation Committee has the power and authority to implement and administer the 1997 Brookdale Living Communities, Inc. Stock Incentive Plan (the "1997 Stock Incentive Plan") and the 1998 Brookdale Living Communities, Inc. Stock Incentive Plan (the "1998 Stock Incentive Plan") and, if approved, shall have the power and authority to implement and administer the 1999 Brookdale Living Communities, Inc. Stock Incentive Plan (the "1999 Stock Incentive Plan").

         Committee of Independent Directors. The members of the Committee of Independent Directors consist of Dr. Gewertz and Messrs. Boberg, Hartley-Leonard and Hennessy. The Committee of Independent Directors was established to consider and approve or reject, on behalf of the full Board of Directors, any proposed transactions between the Company and any of its affiliates, stockholders, directors, officers or employees.

         During the fiscal year ended December 31, 1998, the Audit Committee held one meeting, the Compensation Committee held one meeting, the Committee of Independent Directors held no meetings and the Board of Directors held three meetings.


                                 PROPOSAL NO. 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1999. Ernst & Young LLP served in this capacity for the year ended December 31, 1998. A representative of Ernst & Young LLP will attend the Meeting and, while not intending to make a statement, will respond to appropriate questions directed to Ernst & Young LLP.

         The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. The decision of the Board of Directors is based on the recommendation of the Audit Committee. The Audit Committee also reviews and approves proposed nonaudit
services  to  ensure  that  they  will  not  impair  the   independence  of  the
accountants.

         Before making its recommendation to the Board of Directors for appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm's qualifications as auditors for the Company. This included a review of its performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

         The approval by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's auditors. Abstentions will have the same effect as negative votes.

         THE  BOARD  OF  DIRECTORS   OF  THE  COMPANY   RECOMMENDS  A  VOTE  FOR
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                            COMPENSATION OF DIRECTORS

         The Company pays its directors who are not employees of the Company a fee for their services as directors. Such persons receive annual compensation of $12,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each committee meeting. The members of the Board receive reimbursement of all travel and lodging expenses related to their attendance at both Board and committee meetings.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

         Prior to the completion of its initial public offering on May 7, 1997, the Company did not pay any compensation to its officers. The following table sets forth the compensation earned for the period from May 7, 1997 to December 31, 1997 and for the year ended December 31, 1998 with respect to the named executive officers.



                                                                                                    Long-Term
                                                                Annual Compensation               Compensation
           Name and Principal Position                          -------------------               ------------
           ---------------------------                                                                                   Other
                                                       Year      Salary           Bonus              Options         Compensation(1)
                                                       ----    ----------     ------------           -------         ---------------
Michael W. Reschke ..................................  1998     $100,000             --           18,000   (2)(3)             --
     Chairman of the Board                             1997       63,653             --          100,000   (4)                --
Mark J. Schulte .....................................  1998      275,000             --           49,500   (2)(3)         $2,500
     President and Chief Executive Officer             1997      173,937       $    203          175,000   (4)                --
Darryl W. Copeland, Jr. .............................  1998      250,000             --           45,000   (2)(3)          2,500
     Executive Vice President and Chief Financial      1997      159,134        150,101  (5)     250,000   (4)             2,375
     Officer
Robert J. Rudnik ....................................  1998      141,667         25,000           35,000   (2)                --
     Executive Vice President, General Counsel and     1997       50,903   (6)      217           30,000   (4)                --
     Secretary
Matthew F. Whitlock .................................  1998       95,000        260,340            1,000   (2)             2,500
     Vice President--Acquisitions                      1997       60,087        116,651           25,000   (4)             2,142
Mark J. Iuppenlatz (7) ..............................  1998      114,058         77,500            1,000   (2)             2,500
     Vice President--Development                       1997       85,388         15,101           25,000   (4)               675


-----------------------------
(1) Consists of annual Company matching contributions to the Brookdale Living Communities, Inc. Retirement Savings Plan.
(2)      Granted pursuant to the 1998 Stock Incentive Plan.
(3) Granted in lieu of a bonus to which the executive officer was entitled pursuant to his Employment Agreement.
(4)      Granted pursuant to the 1997 Stock Incentive Plan.
(5) Mr. Copeland received a signing bonus of $150,000 from the Company in May 1997.
(6)      Mr. Rudnik joined the Company in July 1997.
(7)      Mr. Iuppenlatz resigned from the Company effective August 31, 1998.

Option Grants in 1998

         The following table shows all options to purchase Common Stock granted to each of the named executive officers of the Company in 1998. The table also shows the potential value of such grants if the Common Stock appreciates at compounded annual rates of 5% and 10% over the remaining term of the option from the grant date price. The 5% and 10% rates of appreciation based on the grant date price are required to be disclosed by the rules of the SEC and are not intended to forecast potential future appreciation, if any, in the price of the Company's Common Stock. The Company did not use an alternative present value formula permitted by the rules of the SEC because, in the Company's view, potential future unknown or volatile factors result in there being no such formula that can determine with reasonable accuracy the present value of such option grants.



                                                                                                        Potential Realizable
                                                                                                          Value at Assumed
                                                                                                       Annual Rates of Stock
                                                                                                       Price Appreciation for
                                                                                                        Option Term Based on
                                                                                                          Grant-Date Stock
                                             Individual Grants                                                  Price
                                             -----------------                                         -----------------------
                                                          % of Total
Name                                                     Options/SARs      Exercise
----                                                      Granted to        or Base
                                         Options/SARs    Employees in        Price      Expiration
                                         Granted (#)      Fiscal Year      ($/Sh)(1)       Date          5% ($)        10% ($)
                                         -----------     -------------     ----------   -----------    ----------     ---------
Michael W. Reschke...................     18,000(2)            5.77%         $23.475      05/21/08    $  253,660     $  654,201
Mark J. Schulte......................     49,500(2)           15.88           23.475      05/21/08       697,564      1,799,052
Darryl W. Copeland, Jr...............     45,000(2)           14.43           23.475      05/21/08       634,149      1,635,502
Robert J. Rudnik.....................     35,000(3)           11.23           23.475      05/21/08       493,227      1,272,057
Matthew F. Whitlock..................      1,000(3)             .32           23.475      05/21/08        14,092         36,344
Mark J. Iuppenlatz...................      1,000(3)             .32           23.475      05/21/08        14,092         36,344

-----------------------
(1)      Based on the average closing price for the five business days preceding the grant date. The exercise price for the options is generally payable in cash or, in certain circumstances,  by the surrender, at fair market value on the date on which the option is exercised, of shares of Common
         Stock.
(2)      Options are fully vested.
(3)      Options vest,  subject to certain  conditions being met, at the rate of
         25% per year over four years  following  the grant date,  commencing on the first anniversary of the grant date.


Option Exercises and Holdings

         The following table sets forth information with respect to options to purchase shares of Common Stock exercised by the named executive officers during 1998 and the number of shares of Common Stock underlying options held by each of the named executive officers and the value of such officers' exercisable and unexercisable options on December 31, 1998.



                                                                                                  Value of Unexercised
                                                                   Number of Unexercised          In-the-Money Options
                                  Shares                        Options at 1998 Year-End(#)      at 1998 Year-End($)(1)
                               Acquired on         Value        ---------------------------      ----------------------
      Name                     Exercise (#)     Realized ($)     Exercisable/Unexercisable      Exercisable/Unexercisable
      ----                     ------------     ------------    ---------------------------     -------------------------
Michael W. Reschke                     --              --             43,000 /  75,000            $  200,000 /  600,000
Mark J. Schulte                    40,000       $ 585,000             53,250 / 131,250                30,000 /1,050,000
Darryl W. Copeland, Jr.            35,000         551,250             72,500 / 187,500               220,000 /1,500,000
Robert J. Rudnik                       --              --              7,500 /  57,500                57,188 /  171,563
Matthew F. Whitlock                    --              --              6,250 /  19,750                50,000 /  150,000
Mark J. Iuppenlatz                  6,250          56,250                 -- /      --                    -- /       --
-----------------------
(1)      These amounts were  calculated by  subtracting  the exercise price from the market value of the  underlying  Common Stock as of 1998  year-end.
         The  market  value of the  Common  Stock  was  $19.50  per  share as of
         December  31, 1998 (the last trading date in 1998) based on the closing price per share on the Nasdaq National Market.


Employment Agreements

         The Company has entered into employment agreements with each of the named executive officers in the Summary Compensation Table above other than Mr. Rudnik. These agreements (the "Employment Agreements") generally provide that Messrs. Reschke, Schulte, Copeland and Whitlock shall devote substantially all of their business time to the operation of the Company, except that Mr. Reschke is required to devote only such time as he deems necessary to fulfill his duties and obligations to the Company as Chairman of the Board. The Employment Agreements for Messrs. Reschke and Schulte provide for terms expiring on May 7, 2000, while the Employment Agreement for Mr. Copeland provides for a term expiring on May 7, 2001, and the Employment Agreement for Mr. Whitlock provides for a term expiring on January 31, 2001. The terms of the Employment Agreements are automatically extended for one-year terms unless either the Company or the executive officer provides the other with at least 30 days' prior written notice that such term shall not be extended.

         The Employment Agreements with Messrs. Reschke, Schulte and Copeland provide for an annual bonus of up to 100% of the base salary based on certain performance criteria. The Employment Agreement with Mr. Whitlock provides for annual bonuses based on certain performance criteria. If any of such Employment Agreements are terminated by the Company "without cause" or, with respect to Messrs. Schulte and Copeland, due to disability, the executive so terminated will be entitled to a lump sum payment. With regard to Mr. Whitlock, such lump sum payment will be an amount equal to six months' base salary. With regard to Messrs. Reschke, Schulte and Copeland, such executives will receive a lump sum payment equal to the base salary for one year plus a pro rata portion of the annual bonus payable under such executives' respective

Employment Agreements. Messrs. Reschke, Schulte and Copeland may terminate their respective Employment Agreements and be entitled to approximately two times their annual compensation and bonus in the event of a "change in control" of the Company and a material diminution of their respective duties and responsibilities or compensation. In the event either of Messrs. Schulte or Copeland voluntarily terminates his employment with the Company "without good reason" or in the event the employment of either of Messrs. Schulte or Copeland is terminated by the Company "with cause," the executive officer will be subject to a non-compete covenant that has a term of two years. Mr. Reschke is bound by a non-compete agreement among The Prime Group, Inc. and certain of its affiliates (collectively, "PGI"), the Company and Mr. Reschke. In addition, Mr. Copeland has the option to purchase certain additional shares of Common Stock from The Prime Group, Inc. and an affiliate of The Prime Group, Inc.

         The Employment Agreements provide for base salaries of $100,000 for Mr. Reschke, $275,000 for Messrs. Schulte and Copeland and $95,000, with an increase to $200,000, which began February 1, 1999, for Mr. Whitlock. The current terms of compensation for Mr. Rudnik include a base salary of $162,500.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors, which is composed entirely of non-employee directors, is charged with determining compensation for the Company's executive officers. Dr. Bruce L. Gewertz and Messrs. Darryl W. Hartley-Leonard and Daniel J. Hennessy currently serve on the Compensation Committee.

         No executive officer of the Company served as a member of (i) the compensation committee of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) the Board of Directors of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) the compensation committee of another entity, one of whose executive officers served as a member of the Company's Board of Directors during the year ended December 31, 1998.


                        REPORT OF COMPENSATION COMMITTEE

         The Compensation Committee makes recommendations to the full Board of Directors concerning salary and bonus compensation and benefits for executive officers of the Company. In addition, the Compensation Committee has the power and authority to implement and administer the Company's Stock Incentive Plans. The current members of the Compensation Committee are Dr. Gewertz and Messrs. Hartley-Leonard and Hennessy.

         The purpose of the Company's executive compensation programs is to attract and retain highly qualified individuals while providing the economic incentive necessary to achieve the

Company's performance goals. The Company intends to maintain executive compensation policies, plans and programs that will reward executive officers, provide incentives for the achievement of the Company's operating and financial objectives and, consequently, maximize stockholder value. The Compensation Committee believes that, through their ownership of equity interests in the Company (through ownership of Common Stock and options), the financial interests of the Company's executive officers are closely aligned with the financial interests of the Company's stockholders.

         While the Compensation Committee will continue to evaluate the executive compensation practices of the Company's industry peer group as an important factor in determining executive compensation, the Company's achievement of its performance goals and the contribution of executive officers to such achievement will greatly influence whether the Company's compensation programs remain at or exceed the median of its peer group. The peer group of companies identified by the Compensation Committee is further described in the Performance Graph presented elsewhere in this Proxy Statement.

         The Company's executive compensation programs consist of the following components:

         (a) employment agreements with certain of its most senior executive officers setting base salaries at fixed levels, subject to discretionary increases determined by the Compensation Committee, and containing such other provisions sufficient to attract and retain executive officers capable of contributing to the Company's performance objectives;

         (b)   annual performance bonuses based on certain performance criteria;

         (c) stock options with scheduled vesting periods to align the interests of the executive officers with those of the Company's stockholders; and

         (d) participation in other benefit programs generally available to Company employees.

Base Salaries

         The Company has entered into Employment Agreements with Messrs. Reschke, the Chairman of the Board of the Company, Schulte, the President and Chief Executive Officer of the Company, Copeland, the Executive Vice President and Chief Financial Officer of the Company, and Whitlock, the Vice President-Acquisitions of the Company. Pursuant to such agreements, the base salaries of Messrs. Reschke, Schulte, Copeland and Whitlock for the period from January 1, 1998 to December 31, 1998 were $100,000, $275,000, $275,000 and
$95,000, respectively. The Employment Agreement for Mr. Whitlock was amended and restated as of February 1, 1999. See "Compensation of Executive Officers--Employment Agreements." As provided in the Employment Agreements, annual base salary increases may be made at the discretion of the Compensation Committee based on individual performance reviews.

         Other elements of the Employment Agreements that serve to retain such senior executive officers include non-competition provisions that under certain circumstances extend for a specified time beyond the term of employment. The Employment Agreements of Messrs. Schulte and Copeland generally prohibit these executive officers from directly or indirectly competing with the business of the Company during the term of employment and for a two-year period after termination "with cause" by the Company or termination "without good reason" by the executive officer. See "Compensation of Executive Officers--Employment Agreements." Mr. Reschke is bound by the non-compete agreement among PGI, the Company and Mr. Reschke.

Performance Bonuses

         Performance bonuses for such senior executive officers are contained in their respective Employment Agreements. Messrs. Reschke, Schulte and Copeland receive bonuses based on the achievement of the Company's annual business plan as reflected in the Company's audited financial statements. These bonuses may be no greater than 100% of the executive officer's base salary. In addition, Messrs. Reschke, Schulte and Copeland are eligible for discretionary bonuses of no more than 20% of their base salary based on corporate or individual performance goals that may be established by the Board of Directors or the Compensation Committee from time to time. Messrs. Reschke, Schulte and Copeland did not receive any cash bonuses in 1998, but were granted vested options pursuant to the 1998 Stock Incentive Plan. Mr. Whitlock is entitled to receive a performance bonus based upon property acquisitions of the Company. All other executive officers are eligible for performance bonuses based on the achievement of certain performance goals. Pursuant to these bonus plans, Messrs. Rudnik and Whitlock received performance bonuses of $25,000 and $260,340, respectively, in 1998.

Stock Options

         Pursuant to the 1998 Stock Incentive Plan, on May 21, 1998, the Company granted stock options to each of Messrs. Reschke, Schulte, Copeland, Rudnik and Whitlock, the other executive officers of the Company and certain other key employees. Messrs. Reschke, Schulte, Copeland, Rudnik and Whitlock were granted options to purchase 18,000, 49,500, 45,000, 35,000 and 1,000 shares of Common Stock, respectively, under the 1998 Stock Incentive Plan. The options of Messrs. Reschke, Schulte and Copeland were fully vested upon grant. The options of Messrs. Rudnik and Whitlock vest at the rate of 25% per year over four years following the grant date, commencing on the first anniversary of the grant date. The Compensation Committee believes the options granted under the 1998 Stock Incentive Plan will continue to align the interests of the Company's executive officers with those of the Company's stockholders by emphasizing long-term stock ownership and increases in stockholder value.

Other Benefits

         The Company has established the Brookdale Living Communities, Inc. Retirement Savings Plan (the "401(k) Plan") for all employees of the Company that meet minimum employment criteria.

The 401(k) Plan provides that participants may defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. The Company makes matching contributions of 25% of the employees' contributions to the 401(k) Plan. Employees' contributions vest immediately, while the Company's contributions vest over five years.



Compensation Deductibility Policy

         The Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of a publicly-held corporation such as the Company to deduct compensation in excess of $1,000,000 per individual, other than certain performance-based compensation. It is the Company's policy to take this rule into account in setting the compensation of its affected executives. The Company does not expect to be denied any deduction under Section 162(m) of the Code for compensation paid during its taxable year ended December 31, 1998. The 1997 Stock Incentive Plan and the 1998 Stock Incentive Plan were structured with the intention that compensation attributable to options granted thereunder would not be subject to the Section 162(m) limitation. Based upon Department of Treasury regulations, bonuses payable to the Company's executives under their present employment agreements and compensation attributable to options granted under the 1997 Stock Incentive Plan and the 1998 Stock Incentive Plan may be considered as compensation subject to the Section 162(m) limitation. Accordingly, it is possible that in some future year some portion of the compensation to a Company executive will not be tax deductible under Section 162(m). This will depend upon the market price of the Company's shares on the date options are exercised and the number of options exercised in any one taxable year.

                             COMPENSATION COMMITTEE

                              Dr. Bruce L. Gewertz
                            Darryl W. Hartley-Leonard
                               Daniel J. Hennessy


                                PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Company's Common Stock from May 2, 1997, the date the Company's Common Stock began trading on the Nasdaq National Market, through December 31, 1998, with the cumulative total return of the S&P Composite - 500 Stock Index, the Nasdaq Composite Index, the Russell 2000 Index and the Company's Peer Group (as defined below*). The graph assumes an initial investment of $100 in the Company's Common Stock on May 2, 1997. The initial public offering price of the Company's Common Stock was $11.50 per share.

                     Comparison of Cumulative Total Return**

                        May 2, 1997 to December 31, 1998


                                                      December 31,
                                          -------------------------------------
                                               1997                    1998
--------------------------------------------------------------------------------
Brookdale Living Communities, Inc.          $ 150.00                $ 169.56
S&P 500                                       122.56                  157.59
Nasdaq Composite Index                        124.95                  175.17
Russell 2000 Index                            128.56                  125.68
Company's Peer Group                          141.72                  137.23
--------------------------------------------------------------------------------

---------
* The Company's Peer Group is composed of selected assisted living companies. These companies are American Retirement Corporation, Assisted Living Concepts, Inc., Alternative Living Services, Inc., ARV Assisted Living, Inc., Balanced Care Corporation, Carematrix Corporation, Capital Senior Living Corporation, Emeritus Corporation, Grand Court Lifestyles, Inc., Greenbriar Corporation, Regent Assisted Living, Inc. and Sunrise Assisted Living, Inc.

** Cumulative Total Return assumes an initial investment of $100 in the Company's Common Stock on May 2, 1997 and the reinvestment of dividends. The Company did not pay any dividends during the period presented.


                                 PROPOSAL NO. 3

                    APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

1999 Stock Incentive Plan

         The Board of Directors has adopted, subject to stockholder approval, the 1999 Stock Incentive Plan for the purpose of attracting and retaining directors, executive officers and other key employees. Each option granted pursuant to the 1999 Stock Incentive Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option." The summary of the 1999 Stock Incentive Plan set forth below is qualified in its entirety by reference to the text of the 1999 Stock Incentive Plan attached hereto as Annex A.

         The 1999 Stock Incentive Plan provides for the grant of options ("1999 Options") to purchase a specified number of shares of Common Stock. Under the 1999 Stock Incentive Plan, 200,000 shares of Common Stock will be available for grants, with no limit as to the maximum number of shares of Common Stock that may be subject to 1999 Options granted to any single optionee under the 1999 Stock Incentive Plan. Participants in the 1999 Stock Incentive Plan, who may be directors, officers or employees of the Company, its subsidiaries or Company-owned partnerships or any consultant or adviser who provides substantial and important service to the Company, will be selected by the Compensation Committee.

         The 1999 Stock Incentive Plan authorizes the Compensation Committee to grant 1999 Options at an exercise price to be determined by it, provided that such price cannot be less than 100% of the fair market value of the Common Stock on the date on which the 1999 Option is granted. If, however, an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by such 1999 Option on the day it is granted.

         Generally, 1999 Options granted under the 1999 Stock Incentive Plan will have such terms, including vesting schedules, as determined by the Compensation Committee. Upon a "change in control" (as defined in the 1999 Stock Incentive Plan), however, all unvested 1999 Options then outstanding, and to the extent not previously forfeited, will vest. The 1999 Options must be exercised within 10 years from the date of the grant. The rights of any participants to exercise a 1999 Option may not be transferred in any way other than by will or applicable laws of descent and distribution.

         Under the 1999 Stock Incentive Plan, the Compensation Committee may grant options with lower exercise prices in substitution for outstanding options with higher exercise prices. In addition, in the event of certain extraordinary events, the Compensation Committee may make adjustments in the aggregate number and kind of shares reserved for issuance, the number and kind of shares covered by outstanding awards and the exercise prices specified therein as may be determined to be appropriate.

         No Options may be granted under the 1999 Stock Incentive Plan after the 10th anniversary of the date on which the 1999 Stock Incentive Plan was adopted by the Board of Directors (March 18, 2009).

         Based on the $14.94 closing price of the Company's Common Stock on the Nasdaq National Market on March 25, 1999, the aggregate market value of the 200,000 shares of Common Stock issuable upon the exercise of the 1999 Options is $2,988,000.

Federal Tax Consequences Associated With the Stock Incentive Plans

         The following is a general description of the federal income tax consequences associated with the 1997 Stock Incentive Plan, the 1998 Stock Incentive Plan and the 1999 Stock Incentive Plan

(collectively, the "Stock Incentive Plans"). It is not intended as a description of all federal tax consequences, nor does it describe state, foreign or local tax consequences.

         No taxable income is realized by the optionee upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option increases the optionee's alternative minimum taxable income and may, therefore, result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee, then
(a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction will be allowed to the Company.

         If any share of Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arm's length sale of such shares) over the option price thereof, and (b) the Company will be entitled to a deduction in such amount. Any further gain realized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company.

         To the extent incentive stock options to any optionee become exercisable for the first time in any calendar year for shares having a fair market value (determined at the date of grant of the option) in excess of $100,000, the option will be treated for tax purposes as a non-qualified option.

         With respect to non-qualified options, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount provided it satisfies certain withholding obligations, and (b) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

         The approval by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting is required to approve the 1999 Stock Incentive Plan. Abstentions will have the same effect as negative votes.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK INCENTIVE PLAN.


                                OTHER INFORMATION

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and beneficial owners of more than 10% of the Company's stock are required by SEC regulation to furnish the Company with copies of all such forms that they file.

         Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the period ended December 31, 1998, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the period ended December 31, 1998, (a) no reportable transactions were reported late except that Michael W. Reschke reported (i) the transfer of 1,233,606 shares of Common Stock from The Prime Group, Inc. to Prime Group VI, L.P. and
(ii) the transfer of 25,000 shares of Common Stock from Prime Group VI, L.P. to Prime Group III, L.P. on December 18, 1998 on a Form 5 filed on February 16, 1999 and (b) no Forms 3, 4, or 5 required to be filed were late except that R. Stanley Young filed one Form 3 report late.

Certain Relationships and Related Transactions

         Management Agreement. The Company has entered into a management agreement with an affiliate of The Prime Group, Inc. ("Owner") with respect to the Island on Lake Travis facility. The management agreement provided for an initial term expiring on April 30, 1999, which has been automatically renewed to April 30, 2000 and automatically renews on an annual basis unless and until terminated. The Company is paid a monthly fee of 5.0% of the gross revenues of such facility for each month and reimbursement of expenses. The management agreement may be terminated by Owner only for cause as set forth in the management agreement during its initial term and upon 60 days' prior written notice at any time after the expiration of the initial term or any renewal term. The Company may terminate the management agreement at any time upon 60 days' advance notice.

         Office Lease. On September 25, 1997, the Company entered into a five-year lease (the "Office Lease"), which commenced October 1, 1997, for its corporate office with 77 West Wacker Limited Partnership (the "Landlord"), a partnership which is currently owned by Prime Group Realty Trust, the publicly-traded successor of the office and industrial divisions of Prime Group. The original Office Lease provided for the lease by the Company of approximately 13,500 square feet of office space on the 48th floor, with base rent of $18.50 per square foot escalating at $0.75 per square foot at each anniversary of the commencement date. On October 2, 1997, in connection with the signing of the Office Lease, the Company received a $404,000 cash payment from the Landlord for tenant improvements which are amortized over the term of the Office Lease.

         On March 17, 1998, the Company and the Landlord amended the Office Lease, pursuant to which the Company and the Landlord agreed (i) to relocate the Company's corporate office from the 48th floor to the 44th floor effective April 24, 1998, (ii) to increase the space leased by the Company to approximately 22,600 square feet and (iii) to extend the term of the Office Lease until April 30, 2005. The base rent under the amended Office Lease continues to be $18.50 per square foot, escalating $0.75 per square foot on each May 1 of the term commencing May 1, 1999. In consideration for executing the amendment of the Office Lease, the Company received a $452,000 cash payment from the Landlord for tenant improvements which are amortized over the term of the amended Office Lease.

         Insurance Brokerage and Risk Management Services with Thilman & Filippini, LLC. The Company has an ongoing business relationship with respect to insurance brokerage and risk management services with Thilman & Filippini, LLC, a limited liability company in which Thomas W. Filippini is an indirect member. Mr. Filippini is the brother-in-law of Robert J. Rudnik, Executive Vice President, General Counsel and Secretary of the Company. Thilman & Filippini, LLC receives commissions and fees in connection with insurance policies arranged on behalf of the Company and for providing certain risk management services for the Company.

         Services Contract with Workplace Dynamics, Inc. David J. Schaus, Senior Vice President-Human Services of the Company, is the owner of Workplace Dynamics, Inc. ("WDI"). Pursuant to a contract with WDI, WDI provided training services to the Company from January 1998 to May 1998 for which the Company paid WDI $61,100. Since Mr. Schaus joined the Company in August 1998, WDI and the Company have not transacted any business.

         Other Transactions. Wayne D. Boberg, a director of the Company, is a partner of the law firm of Winston & Strawn, which has provided, and continues to provide, legal services to the Company. As of the date of this Proxy Statement, Mr. Boberg owns 2,500 shares of Common Stock and has options to acquire an additional 5,000 shares of Common Stock.

         Transactions   between  the  Company  and  its   officers,   directors,
stockholders and their affiliates require the approval of the Committee of Independent Directors of the Board of Directors.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company no later than December 21, 1999 pursuant to the proxy soliciting rules of the SEC in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy related to the 2000 annual meeting. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and Proxy relating to the 2000 annual meeting any stockholder proposal that may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. Pursuant to the Company's Amended and Restated By-laws, any stockholder of the Company who intends to present a proposal for action at the 2000 annual meeting also must file a copy thereof with the Secretary of the Company at least 60 days prior to the meeting; however, in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 15th day following the day on which such notice of the date or public disclosure was made.

                                 OTHER BUSINESS

         The Board of Directors knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote such proxy in accordance with the determination of a majority of the Company's Board of Directors.


                                                            Robert J. Rudnik


                                                            /s/ Robert J. Rudnik

                                                            Secretary

Chicago, Illinois
April 19, 1999

                                                                         Annex A
















                     1999 BROOKDALE LIVING COMMUNITIES, INC.

                              STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS


Section                                                                                                          Page
-------                                                                                                          ----

1.  PURPOSE OF PLAN...............................................................................................A-1

2.  DEFINITIONS...................................................................................................A-1

3.  STOCK SUBJECT TO PLAN.........................................................................................A-4
         3.1      Stock Subject to Plan...........................................................................A-4
         3.2      Unexercised Options.............................................................................A-4
         3.3      Changes in Company Capitalization...............................................................A-4

4.  GRANTING OF OPTIONS...........................................................................................A-4
         4.1      Eligibility.....................................................................................A-4
         4.2      Incentive Stock Options.........................................................................A-4
         4.3      Granting of Options.............................................................................A-5
         4.4      Administration Of the Plan......................................................................A-5

5.  TERMS OF OPTIONS..............................................................................................A-6
         5.1      Option Agreement................................................................................A-6
         5.2      Vesting of Options..............................................................................A-7
         5.3      Option Exercise Price...........................................................................A-7
         5.4      Exercise Periods................................................................................A-7
         5.5      Requirement of Continued Employment.............................................................A-8
         5.6      Adjustments in Outstanding Options..............................................................A-9
         5.7      Merger, Consolidation, Acquisition, Liquidation or Dissolution..................................A-9
         5.8      No Right to Continued Employment................................................................A-9

6.  EXERCISE OF OPTIONS...........................................................................................A-10
         6.1      Person Eligible to Exercise.....................................................................A-10
         6.2      Partial Exercise................................................................................A-10
         6.3      Manner of Exercise..............................................................................A-10
         6.4      Conditions to Issuance of Stock Certificates....................................................A-11
         6.5      Rights as Stockholders..........................................................................A-12
         6.6      Transfer Restrictions...........................................................................A-12

7.  ADDITIONAL PROVISIONS.........................................................................................A-12
         7.1      Approval of Plan by Stockholders................................................................A-12
         7.2      Nontransferability..............................................................................A-12
         7.3      Death or Disability of Optionee.................................................................A-12
         7.4      Securities Act..................................................................................A-13
         7.5      Withholding of Tax..............................................................................A-13
         7.6      Termination and Amendment of Plan...............................................................A-13



Section                                                                                                          Page
-------                                                                                                          ----

         7.7      Duties of the Company...........................................................................A-13

8.  GENERAL PROVISIONS............................................................................................A-14


                           SECTION 1. PURPOSE OF PLAN

         The purpose of the 1999 Brookdale Living Communities, Inc. Stock Incentive Plan (the "Plan") is to provide a means by which Brookdale Living Communities, Inc. (the "Company") may attract and retain directors, executive officers and other key employees with outstanding qualifications and consultants and advisers who provide substantial and important services to the Company, by affording those individuals with incentives to exert maximum efforts for the success of the Company through opportunities to participate in the growth, development and financial success of the Company.

                             SECTION 2. DEFINITIONS

         Wherever the following capitalized terms are used in the Plan, they shall have the following respective meanings:

         2.1 "Board of Directors" means the Board of Directors of the Company.

         2.2 "Change in Control" shall be deemed to have occurred if

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock, Michael W. Reschke or The Prime Group, Inc. or any of their respective affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding securities which vote generally in the election of directors (referred to herein as "Voting Securities");

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

                  (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

         2.3 "Code" means the Internal Revenue Code of 1986, as amended.

         2.4 "Committee" means as specified in Section 4.4.

         2.5 "Common Stock" means the Common Stock of the Company, par value $0.01 per share.

         2.6 "Company" means Brookdale Living Communities, Inc., a Delaware corporation. In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

         2.7 "Date of Grant" means the date as of which an Option has been granted pursuant to the Plan.

         2.8 "Disability" means, with respect to an individual, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such individual incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than four consecutive months.

         2.9 "Eligible Individual" means (i) any director, officer or key employee of the Company or a Subsidiary, (ii) any officer or key employee of a partnership in which the Company owns directly or indirectly at least 50% of the capital or profits interest or (iii) any consultant or adviser whom the Committee determines provides substantial and important service to the Company.

         2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.11 "Fair Market Value" means the per share value of the Common Stock as of a given date, determined as follows:

                  (a) If the Common Stock is listed or admitted for trading on the New York Stock Exchange (or if not, on another national securities exchange upon which the Common Stock is listed), the Fair Market Value of the Common Stock is the closing quotation for such stock based on composite transactions for the New York Stock Exchange (or if not listed on it, such other national securities exchange) on the last trading day for such stock prior to such given date.

                  (b) If the Common Stock is not traded on any national securities exchange, but is quoted on the Nasdaq Stock Market or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the average of the last sales price (if the stock is then listed as a national market issue on the Nasdaq Stock Market or the mean between the closing representative bid and asked prices (in all other cases) for the stock on the last 5 trading days for such stock preceding such given date as reported by the Nasdaq Stock Market (or such similar quotation system).

                  (c) If neither clause (a) nor clause (b) of this Section 2.11 is applicable, the Fair Market Value of the Common Stock is the fair market value per share as of such valuation date, as determined by the Board of Directors in good faith and in accordance with uniform principles consistently applied.

         2.12  "Incentive  Stock Option" means an Option which  qualifies  under
Section 422 of the Code and which is designated as an Incentive Stock Option by the Company or the Committee.

         2.13 "Non-Qualified Option" means an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Company or the Committee.

         2.14 "Option" means any Incentive Stock Option or Non-Qualified Option granted under this Plan.

         2.15 "Optionee" means an Eligible Individual to whom an Option is granted under this Plan.

         2.16 "Plan" means the 1999 Brookdale Living Communities, Inc. Stock Incentive Plan, as it may be amended from time to time.

         2.17 "Secretary" means the Secretary of the Company.

         2.18 "Securities Act" means the Securities Act of 1933, as amended.

         2.19 "Severance Date" means (i) as to an Eligible Individual who is an employee of the Company, a Subsidiary or a Company-owned partnership, the date the individual ceases to be so employed, (ii) as to an Eligible Individual who is a director of the Company or a Subsidiary but not an employee described in
(i) next above, the date the individual ceases to be such a director, or (iii) as to an Eligible Individual who is not included in (i) or (ii) above, the date specified in the applicable Stock Option Agreement.

         2.20 "Stock Option Agreement" means the agreement reflecting the terms and conditions of an Option pursuant to Section 5.1.

         2.21 "Subsidiary" means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

                        SECTION 3. STOCK SUBJECT TO PLAN

         3.1 Stock Subject to Plan

                  The stock subject to an Option shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options granted under Section 4 of the Plan shall not exceed 200,000 unless and until a larger number shall have been approved by the Company's stockholders pursuant to Section 7.6.

         3.2 Unexercised Options

                  If any Option expires or is cancelled without having been fully exercised, a new Option or Options for the number of shares of Common Stock that would have been issued upon exercise of the unexercised portion of such Option may be granted under this Plan, subject to the limitations of
Section 3.1.

         3.3 Changes in Company Capitalization

                  In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion or exchange of any convertible or exchangeable securities of the Company shall not be deemed to have been
"effected without receipt of consideration"), the Committee shall make appropriate adjustments in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in
Section 3.1 and Section 4.1.

                         SECTION 4. GRANTING OF OPTIONS

         4.1 Eligibility

                  The maximum number of shares of Common Stock that may be subject to Options granted during any calendar year to any one Optionee shall not exceed 200,000. Options granted to an Eligible Individual who is an employee of the Company or a Subsidiary may be either Incentive Stock Options or Non-Qualified Options. Options granted to any other Eligible Individual may only be Non-Qualified Options.

         4.2 Incentive Stock Options

                  No Incentive Stock Option shall be granted unless it qualifies as an "incentive stock option" under Section 422 of the Code on the Date of Grant.

         4.3 Granting of Options

                  (a) Subject to the availability of shares as provided under Sections 3.1 and 7.6, the Committee shall from time to time, in its absolute discretion:

                        (i) Determine who are the Eligible Individuals and select from among them those to be granted Options;

                       (ii) Determine the number of shares to be subject to such
                  Options granted to such selected individuals, and to the extent permitted by the Code, determine whether such Options are to be Incentive Stock Options or Non-Qualified Options; and

                      (iii) Determine the terms and conditions of such Options, consistent with the Plan.

                  (b) Upon the selection of an individual to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an individual that the individual surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, Option period or any other term or condition of the surrendered Option.

         4.4 Administration Of the Plan

                  (a) The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee (unless otherwise determined by the Board) shall satisfy the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Committee members may resign by delivering written notice to the Secretary.

                  (b) Except as otherwise provided in the Plan and except as otherwise expressly stated to the contrary in the Company's Articles of Incorporation, Bylaws, or elsewhere, the Committee shall have the sole discretionary authority (i) to select the Eligible Individuals who are to be granted Options under the Plan, (ii) to determine the number of Options to be granted to any Eligible Individual at any time, (iii) to authorize the granting of Options, (iv) to impose such conditions and restrictions on Options as it determines appropriate, (v) to interpret the Plan, (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, and (vii) to take any other actions in connection with the Plan as it may deem necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

                  (c) A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

                  (d) The Committee may delegate to one or more persons any of its powers, other than its power to authorize the granting of Options, or designate one or more persons to do or perform those matters to be done or performed by the Committee, including administration of the Plan. Any person or persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

                  (e) Members of the Committee shall receive such compensation for their services as members as may be determined by the Board of Directors. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Board of Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All elections taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan. Members of the Committee and each person or persons designated or delegated by the Committee shall be entitled to indemnification by the Company for any action or any failure to act in connection with services performed by or on behalf of the Committee for the benefit of the Company to the fullest extent provided or permitted by the Company's Articles of Incorporation, Bylaws, any insurance policy or other agreement intended for the benefit of the Committee, or by any applicable law.

                           SECTION 5. TERMS OF OPTIONS

         5.1 Option Agreement

                  Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall indicate the Date of the Grant and contain such terms and conditions as the Committee shall determine with respect to such Option, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

         5.2 Vesting of Options

                  (a) Options granted under the Plan shall vest as determined by the Committee and set forth in the respective Stock Option Agreement.

                  (b) Unless otherwise provided in the Stock Option Agreement, in the event of a Change in Control on or before the Optionee's Severance Date, each outstanding Option held by such Optionee to the extent not theretofore vested shall fully vest as of the date of such Change in Control.

                  (c) Subject to the provisions of Section 7.3, Options which have been granted but not yet vested under this Section 5.2 as of an Optionee's Severance Date shall be forfeited unless otherwise provided in the Stock Option Agreement.

         5.3 Option Exercise Price

                  The exercise price per share for Options granted under the Plan shall be set by the Committee; provided, however, that the price per share shall be not less than 100% of the Fair Market Value of such share on the Date of Grant; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the Fair Market Value of such share on the Date of Grant in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

         5.4 Exercise Periods

                  (a) No Option may be exercised in whole or in part until it has vested, except as may be provided in Section 5.7.

                  (b) Subject to the provisions of Sections 5.4(c), 5.7 and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Stock Option Agreement; provided, however, that, by resolution adopted after an Option is granted, the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 5.4(c), 5.7 and 7.3, accelerate the time at which such Option or any portion thereof may be exercised.

                  (c) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the
         Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.4(c), the Fair Market Value of Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

                  (d) No Option may be exercised to any extent by anyone after the first to occur of the following events:

                        (i)  In the case of an Incentive Stock Option,

                             (A) the  expiration  of ten years  from the Date of
                           Grant; or

                             (B) in the case of an Optionee  owning  (within the
                           meaning of Section 424(d) of the Code), at the Date of Grant, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, the expiration of five years from the Date of Grant; or

                             (C) except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the Optionee's Severance Date unless either such Severance Date occurs due to such Optionee's death or the Optionee dies within said three-month period; or

                             (D) in the  case  of an  Optionee  who is  disabled
                           (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the Optionee's
                           Severance Date unless either such Severance Date occurs due to such Optionee's death or the Optionee dies within said one-year period; or

                             (E) the expiration of one year from the date of the
                           Optionee's death.

                       (ii)  In the case of a Non-Qualified Option,

                             (A) the  expiration  of ten years  from the Date of
                           Grant; or

                             (B) the  expiration of one year from the Optionee's
                           Severance Date unless the Optionee dies within said one-year period; or

                             (C) the expiration of one year from the date of the
                           Optionee's death.

                  (e) Subject to the provisions of Section 5.4(d), the Committee shall provide, in the terms of each individual Stock Option Agreement, when such Option expires and becomes unexercisable.

         5.5 Requirement of Continued Employment

                  An Option shall be forfeited if the Optionee's Severance Date occurs within one year from the Date of Grant unless such Severance Date occurs due to a Change in Control.

         5.6 Adjustments in Outstanding Options

                  In the event that the outstanding shares of Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split-up, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the Committee shall make appropriate adjustments in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

         5.7 Merger, Consolidation, Acquisition, Liquidation or Dissolution

                  Notwithstanding the provisions of Section 5.6, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person (excluding any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of all or substantially all of the Company's assets or more than 50% of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable to all shares covered thereby, notwithstanding anything to the contrary in Section 5.4(a), Section 5.4(b) and/or any installment provisions of such Option.

         5.8 No Right to Continued Employment

                  Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continued employment or retention in service or shall interfere with or restrict in any way the rights of the Company, a Subsidiary or any other person to terminate or discharge any Optionee at any time for any reason whatsoever.

                         SECTION 6. EXERCISE OF OPTIONS

         6.1 Person Eligible to Exercise

                  During the lifetime of the Optionee, only such Optionee may exercise an Option (or any portion thereof) granted to such Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by the personal representative of such Optionee or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         6.2 Partial Exercise

                  At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares.

         6.3 Manner of Exercise

                  An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

                  (a) notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

                  (b) (i) full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

                      (ii) if permitted  under the terms of an Optionee's  Stock
                  Option Agreement or with the consent of the Committee, shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company, other than shares of the Company's Common Stock held for less than six months unless acquired on the open market, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

                      (iii) with the consent of the  Committee,  a full recourse promissory note bearing interest (at least such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                       (iv) with the consent of the Committee,  any  combination
                  of the  consideration  provided in the  foregoing  subsections
                  (i), (ii) and (iii); and

                  (c) the payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; provided that, with the consent of the Committee, (i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, other than shares of the Company's Common Stock held for less than six months unless acquired on the open market, or (ii) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment, but only up to the minimum withholding requirement for supplemental wages; and

                  (d) such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations, including the representation that the shares of the Common Stock are being acquired for investment and not resale. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

                  (e) in the event that the Option or portion thereof shall be exercised pursuant to Section 6.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

         6.4 Conditions to Issuance of Stock Certificates

                  The shares of Common Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) the satisfaction of all requirements set forth in Section 6.3, including payment of the exercise price; and

                  (b) the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

                  (c) the lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

         6.5 Rights as Stockholders

                  The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect to any shares purchasable upon the exercise of any part of an Option unless and until the Option is exercised, the Option price has been paid to the Company and certificates representing such shares have been issued by the Company to such holders.

         6.6 Transfer Restrictions

                  The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require any Optionee to give the Company prompt notice of any disposition of shares of stock acquired by exercise of an Incentive Stock Option, within two years from the Date of Grant of such Option or one year after the acquisition of such shares by such Optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

                        SECTION 7. ADDITIONAL PROVISIONS

         7.1 Approval of Plan by Stockholders

                  This Plan will be submitted for the approval of the Company's stockholders within twelve months before or after the date of the Board of Directors' initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further, that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under the Plan shall thereupon be cancelled and become null and void.

         7.2 Nontransferability

                  No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or any successors in interest to the Optionee or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings

(including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.2 shall prevent transfers by will or by the applicable laws of descent and distribution.

         7.3 Death or Disability of Optionee

                  If an Optionee dies or incurs a Severance Date due to Disability, any Option of such Optionee which has been outstanding for at least one year shall fully and immediately be vested. In the event of an Optionee's death the executor, administrator or other personal representative of the Optionee's estate, or any heir, successor, assign or other transferee of the Optionee receiving such Options by will or by the laws of descent and distribution, shall have the right, subject to the restrictions hereof, to exercise all vested Options to acquire shares of Common Stock subject to such Options at any time within one year after the date of the Optionee's death.

         7.4 Securities Act

                  No shares of Common Stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act or any other then applicable securities law. The Company reserves the right to place a legend on any stock certificate issued pursuant to the Plan to assure compliance with this Section and with the vesting requirements of Section 5.2.

         7.5 Withholding of Tax

                  The Company shall have the right to deduct from compensation otherwise payable to an Optionee any federal, state or local income or other taxes required by law to be withheld with respect to any distributions under the Plan.

         7.6 Termination and Amendment of Plan

                  The Committee may at any time suspend or terminate the Plan, or make such modifications of the Plan as it shall deem advisable, provided that the Plan shall not be so changed to increase the cost of the Plan to the Company. However, without approval of the Company's stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 3.3, increase any limit imposed in
Section 3.1 on the maximum number of shares which may be issued upon exercise of Options, materially modify the eligibility requirements of Section 4.1, reduce the minimum Option price requirements of Section 5.3, or extend the limit imposed in this Section 7.6 on the period during which Options may be granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

                  (a) the expiration of ten years from the date the Plan is adopted by the Board of Directors; or

                  (b) the expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 7.1.

         7.7 Duties of the Company

                  The Company shall, at all times during the term of each Option, reserve and keep available for issuance or delivery such number of shares of Common Stock as will be sufficient to satisfy the requirements of all Options at the time outstanding, shall pay all original issue taxes with respect to the issuance or delivery of shares pursuant to the exercise of such Option and all other fees and expenses necessarily incurred by the Company in connection therewith.

                          SECTION 8. GENERAL PROVISIONS

                  (a) No individual shall have any claim or right to be granted Options under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Options pursuant to the Plan shall be deemed to constitute a contract of employment between the Company and any individual or to be a condition of the employment of any person.

                  (b)  The  Company   shall  pay  all  costs  and   expenses  of
         administering the Plan.

                  (c) The granting of Options and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The provisions of this Plan shall be interpreted so as to comply with the conditions or requirements of the Securities Act, the Exchange Act, and rules and regulations issued thereunder unless a contrary interpretation of any such provision is otherwise required by applicable law.

                  (d) The granting of an Option shall impose no obligation upon the Optionee to exercise such option.

                  (e) Whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other.

                  (f) This Plan and all Option agreements entered into pursuant thereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of interest rules.






                       BROOKDALE LIVING COMMUNITIES, INC.

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder hereby appoints Michael W. Reschke, Mark J.
Schulte, Darryl W. Copeland, Jr. and Robert J. Rudnik, and each of them, as proxies with full power of substitution, to represent and to vote as designated below all of the shares of Common Stock, par value $0.01 per share, of Brookdale
Living Communities, Inc. which the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May
20,  1999 at 10:00  a.m.,  local  time,  at 35 West  Wacker  Drive,  35th Floor,
Conference Room A, Chicago, Illinois, and at any adjournments thereof, upon the following matters:


         This proxy will be voted as  directed by the  undersigned  stockholder.
UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
THE  NOMINEES  LISTED IN  PROPOSAL  1, FOR  PROPOSAL  2, FOR  PROPOSAL  3 AND IN
ACCORDANCE WITH THE  RECOMMENDATIONS  OF A MAJORITY OF THE BOARD OF DIRECTORS AS
TO OTHER MATTERS.

  PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY
               PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)





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                       BROOKDALE LIVING COMMUNITIES, INC.
       PLEASE MARK VOTE IN OVAL IN THE FOLLOWING USING DARK INK ONLY. ( )


1.  TO ELECT TWO CLASS II DIRECTORS FOR A TERM OF THREE YEARS EACH.

    NOMINEES:         DARRYL W. COPELAND, JR.
                      DARRYL W. HARTLEY-LEONARD

FOR          WITHHOLD         FOR ALL
ALL          ALL              EXCEPT
[  ]          [  ]             [  ]


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                                Nominee Exception
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
2.  To ratify the appointment of Ernst & Young LLP as the Company's        For     Against      Abstain
    auditors for the fiscal year ending December 31, 1999.                 [  ]      [  ]         [  ]


3.  To approve the 1999 Stock Incentive Plan.                              For     Against       Abstain
                                                                           [  ]      [  ]         [  ]



The undersigned stockholder hereby acknowledges receipt from the Company of its Notice of Annual Meeting and Proxy Statement dated April 19, 1999 and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to its exercise.


Dated:  -----------------------, 1999

Signature(s)  -------------------------------------------

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Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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